Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

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Palo Alto, California 94301 Tel: (650) 470-4500 Fax: (650) 470-4570 www.skadden.com

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December 4, 2025

Skyworks Solutions, Inc.

5260 California Avenue

Irvine, California 92617

RE:   Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Skyworks Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) by the Company. The Registration Statement relates to the registration under the Securities Act of 1933 (the “Securities Act”) of the issuance of shares of common stock, par value $0.25 per share, of the Company (the “Shares”) to be distributed to stockholders of Qorvo, Inc., a Delaware corporation (“Qorvo”), in connection with the business combination with Qorvo pursuant to the Agreement and Plan of Merger, dated as of October 27, 2025, by and among the Company, Qorvo, Comet Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), and Comet Acquisition II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub II”), pursuant to which (i) Merger Sub I will merge with and into Qorvo (the “First Merger”), with Qorvo surviving the First Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”), and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity in the Second Merger and a wholly owned subsidiary of the Company.

At the request of the Company, this opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	an executed copy of the Merger Agreement;

(b)	the Registration Statement;

(c)	an executed copy of a certificate of Robert J. Terry, Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(d)	a copy of the Company’s Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Officer’s Certificate (the “Certificate of Incorporation”);

(e)	a copy of the Company’s Fourth Amended and Restated By-laws, in effect as of October 27, 2025, and as of the date hereof and certified pursuant to the Officer’s Certificate; and

(f)	a copy of the Omnibus Resolutions of the Board of Directors of the Company, the Transaction Committee of the Board of Directors of the Company, the Compensation Committee of the Board of Directors of the Company and the governing bodies of Merger Sub I and Merger Sub II, adopted on October 27, 2025, and certified pursuant to the Officer’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials including the facts and conclusions set forth in the Officer’s Certificate and the Certificate of Incorporation. In rendering the opinion stated herein, we have also assumed that if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with such transfer agent and registrar has been issued by such transfer agent.

As used herein, “Organizational Documents” means those documents listed in paragraphs (d) and (e) above.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of Shares has been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when (i) if the Shares are to be certificated, certificates in the form required under the DGCL representing the Shares are duly executed and countersigned, (ii) the Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iv) the Mergers have been consummated in accordance with the Merger Agreement, and (v) the Shares are issued and delivered in accordance with the terms of the Merger Agreement and all applicable equity plan(s) and award agreement(s) governing any Shares that are subject to equity awards of the Company, the Shares will be validly issued, fully paid and nonassessable; provided, that the consideration therefor is not less than $0.25 per Share.

In addition, in rendering the foregoing opinion we have assumed that:

(a)	the Company’s issuance of the Shares does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and

(b)	the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and in the related prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP

SKN